EXHIBIT 24.02

EL PASO ELECTRIC COMPANY

RESOLUTION TO THE BOARD OF DIRECTORS

FEBRUARY 3, 2005

RESOLVED, that Gary R. Hedrick, Terry Bassham, J. Frank Bates and Raul A. Carrillo, Jr. are each hereby duly appointed the Company’s, and its Officers’ and Directors’, true and lawful attorneys-in-fact and agents, for its place and stead, in any and all capacities, with full power to act alone, to sign the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 (the “2004 Form 10-K”), and in any and all amendments thereto, and to file such 2004 Form 10-K and any such amendment, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto each of the said attorneys-in-fact and agents, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

EXHIBIT 24.02

EL PASO ELECTRIC COMPANY

CERTIFICATE OF RESOLUTION

I, Gary Sanders, Assistant Corporate Secretary of El Paso Electric Company, a Texas corporation (the “Company”), do hereby certify that attached hereto is a true, correct and complete copy of the resolution authorizing signatures pursuant to the Power of Attorney for the 2004 Form 10-K, duly adopted by the Board of Directors of the Company at a meeting of said Board duly convened and held on February 3, 2005.

IN WITNESS WHEREOF, I have set my hand and have affixed the seal of the Company on this 11th day of March, 2005.

By:	/s/ GARY SANDERS
Gary Sanders
Assistant Corporate Secretary

(Corporate Seal)